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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this registration statement of our report dated March 8, 2002 on the combined financial statements of Hewitt Associates LLC and Affiliates (predecessor to the Registrant) as of September 30, 2001 and 2000, and for each of the years in the three-year period ended September 30, 2001, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Chicago, Illinois
March 12, 2002